Exhibit 10.6

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT ("Pledge Agreement") made this 27th day of June, 2012 by and between INTEGRATED BIOPHARMA, INC., a Delaware corporation having an address at 225 Long Avenue, Building 15, P.O. Box 278, Hillside, New Jersey  07025 (the “Pledgor”), and PNC BANK, NATIONAL ASSOCIATION, as Agent for the Lenders, having an office at Two Tower Center Boulevard, East Brunswick, New Jersey 08816 (the “Bank” and “Pledgeholder”):

WHEREAS, to induce the Bank to extend a certain credit facility in the aggregate principal amount of $11,727,000 (as may be increased from time to time, the “Loan”) in favor of the Pledgor and certain other borrowing entities (collectively, the “Borrowers”) as evidenced by a certain Revolving Credit Note dated the date hereof executed by the Borrowers in favor of the Bank in the amount of $8,000,000 (as may be amended, restated, modified, replaced, extended and/or increased from time to time, the “Revolving Note”) and a certain Term Note dated the date hereof executed by the Borrowers in favor of the Bank in the amount of $3,727,000 (as may be amended, restated, modified, replaced, extended and/or increased from time to time, the “Term Note” and collectively with the Revolving Note and all other promissory notes executed from time to time with regard thereto, the “Note”), and in accordance with the terms of a certain Revolving Credit, Term Loan and Security Agreement of even date herewith by and among the Borrowers, the Bank, certain other financial institutions (collectively with the Bank, the “Lenders”) and the Bank as Agent for the Lenders (as may be amended, restated, modified and/or replaced from time to time, the “Loan Agreement”), the Pledgor has agreed to secure the Obligations (as defined in the Loan Agreement) in part by the pledge of certain stock of iBio, Inc., a corporation of the State of Delaware, (as described in Schedule A annexed hereto, the “Stock”) in accordance with the terms hereof, said Stock to be held in trust by the Pledgeholder.

IT IS, THEREFORE, AGREED:

1.  Pledge.  In consideration of the credit facilities granted by the Pledgeholder to the Pledgor and for other good and valuable consideration, receipt of which is acknowledged, the Pledgor, as security for the Loans, hereby grants to the Pledgeholder a security interest in, and assigns and pledges to Pledgeholder, the Stock, as more specifically set forth on Schedule A annexed hereto, whether or not said Stock is represented by certificates.  The stock certificates representing ownership of said Stock have simultaneously been delivered to the Pledgeholder, duly endorsed in blank.  The Pledgor appoints the Pledgeholder its attorney to arrange for the transfer of the Stock to the name of the Pledgeholder.  The Pledgeholder shall hold the pledged Stock as security for the Obligations of the Pledgor for the benefit of the Pledgeholder, and shall not encumber or dispose of the shares except in accordance with the provisions of this Pledge Agreement.

Pledgor covenants and agrees that it will maintain and preserve the lien of the pledge and security interest hereunder as a first lien on the Stock, and will defend the interest of Pledgeholder therein against the claims and demands of all persons who may claim the same.

Pledgeholder acknowledges and agrees that this Pledge Agreement constitutes written notification to Pledgeholder of: (i) the pledge, transfer and assignment to Pledgeholder of, and Pledgeholder’s interest in, the Stock; and (ii) the transfer by Pledgor to Pledgeholder of a security interest in the Stock.

2.  Appointment of Pledgeholder.  The Pledgor hereby designates the Pledgeholder to act as Pledgor's agent and for Pledgor's benefit in accordance with the terms hereof and the Pledgeholder hereby accepts said designation and agrees to act as the Pledgor's agent and for Pledgor's benefit in accordance with the terms hereof.  The Pledgor hereby authorizes the Pledgeholder to:  (a) exercise such powers and perform such duties for the benefit of the Pledgeholder under the provisions of this Pledge Agreement; and (b) exercise all remedies available to the Pledgeholder under this Pledge Agreement including, without limitation, the right to foreclose or otherwise realize upon the Stock.  The Pledgeholder may perform any of its duties hereunder by or through its agents or employees.  This Section 2 is subject to the specific terms and conditions set forth herein, in the Loan Agreement and the Other Documents with regard to the Pledgeholder’s ability to exercise such rights and remedies subject to the occurrence and continuance of a Default and/or an Event of Default.

3.  Voting Rights.  During the term of this pledge, and so long as no Default or Event of Default exists under the Loan Agreement, this Pledge Agreement or any Other Document, the Pledgor shall have the right to vote the pledged shares on all corporate questions, and the Pledgeholder shall execute due and timely proxies in favor of the Pledgor to this end.

4.  Representations.  The Pledgor warrants and represents that (a) the Pledgor owns the Stock, and (b) there are no restrictions upon the transfer of any of the Stock and the Pledgor has the right to transfer such Stock free of any encumbrances other than Permitted Encumbrances and without obtaining the consents of the others except as otherwise specifically set forth on the certificates.

5.  Covenant.  Pledgor shall immediately upon the execution of this Pledge Agreement make appropriate entries on the books of the companies represented by the Stock to reflect the security interest of the Pledgeholder in the Stock.

6.  Adjustments.  In the event that, during the term of this pledge, any share dividend, reclassification, readjustment, or other change is declared or made in the structure of the companies represented by the Stock, all new, substituted, and additional shares, or other securities, issued by reason of any such change shall be held by the Pledgeholder under the terms of this Pledge Agreement in the same manner as the Stock originally pledged hereunder.

7.  Warrants and Rights.  In the event that during the term of this pledge, subscription warrants or any other rights or options shall be issued in connection with the Stock, such warrants, rights and options shall be immediately assigned by the Pledgeholder to the Pledgor, and if exercised by the Pledgor all new shares or other securities so acquired by the Pledgor shall be immediately assigned to the Pledgeholder to be held under the terms of this Pledge Agreement in the same manner as the Stock originally pledged hereunder.  Notwithstanding anything contained herein, provided no Default and/or Event of Default has occurred and is continuing under the Loan Agreement, this Pledge Agreement or any Other Document, the Pledgor shall be entitled to all cash dividends, interest and other cash distributions made in connection with the securities pledged hereunder.

8.  Payment of Loan.  Upon payment in full of the Obligations, the Pledgeholder shall transfer to the Pledgor all the Stock and all rights received by the Pledgeholder as a result of its record ownership thereof.

9.  Default.  In the event that the Pledgor defaults in the performance of any of the terms of this Pledge Agreement, the Loan Agreement, any Other Document and/or the Obligations, the Pledgeholder shall have the rights and remedies provided in the Loan Agreement, the Other Documents and the Uniform Commercial Code in force in the State of New York and in this connection the Pledgeholder may, without liability for any diminution in price which may have occurred, sell all the Stock in such manner and for such price as the Pledgeholder may reasonably determine.  At any bona fide public sale the Pledgeholder shall be free to purchase all or any part of the pledged shares.  Out of the proceeds of any sale the Pledgeholder may retain an amount equal to the Obligations then due on the Loan, plus the amount of the expenses of the sale, and shall pay any balance of such proceeds to the Pledgor.

10.  Enforcement of Stock Pledge Agreement.  The Pledgeholder may, in its sole discretion, exercise any right or remedy which the Pledgeholder has under this Pledge Agreement or by law (such rights and remedies being cumulative and not alternative or exclusive) without pursuing or exhausting any right or remedy the Pledgeholder has against the Borrowers or any other person or entity, or which the Pledgeholder has with respect to any collateral for any or all of the Obligations of the Borrowers. The Pledgeholder need not join any Pledgor or the Borrowers or any other person or entity as a party in any action brought to enforce the provisions hereof; and the Pledgeholder may exercise any right or remedy which it has under this Pledge Agreement without regard to any actions or omissions of the Borrowers or any other person or entity.  In the event of a Default and/or an Event of under this Pledge Agreement, the Loan Agreement and/or any Other Document and the continuance thereof, after expiration of any applicable grace period therein provided, the Pledgeholder shall be entitled to immediately enforce the obligations of Pledgor hereunder.

11.  Stock Pledge Agreement Not Affected. Subject to any rights of Borrowers under the Loan Agreement and the Other Documents (including, without limitation, any rights to agree or consent to any changes, amendments or modifications to any of the Obligations, the Loan Agreement, any Other Document or any other agreement executed in connection therewith), the Pledgor hereby consents and agrees that, at any time, and from time to time, without notice to the Pledgor:

(i)            the time, manner, place and/or terms of payment of any of the Obligations may be extended or modified;

(ii)            any collateral, or any other pledge agreement, for any of the Obligations may be exchanged, released, surrendered, or otherwise disposed of;

(iii)           any action may be taken under or in respect of any agreements, notes or documents pursuant to which any of the Obligations arise, in the exercise of any remedy, power or privilege therein contained or otherwise with respect thereto, or such remedy, power or privilege may be waived, omitted, or not enforced;

(iv)           the time for the Borrowers’ performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any agreements, notes or documents pursuant to which any of the Obligations arise may be extended, or such performance or compliance may be waived, or failure in or departure from such performance or compliance may be consented to;

(v)            the Loan Agreement and/or any Other Document, or any term thereof, may be amended or modified in any respect (including, without limitation the interest rate);

(vi)            the liability of the Borrowers, or any Pledgor hereunder may be released, settled or compromised; and

(vii)         monies received from the Borrowers or others, or from collateral held for the Obligations, may be applied by the Pledgeholder against other indebtedness owed by the Borrowers to the Bank, as the Pledgeholder in its sole discretion determines; all in such manner and upon such terms as the Pledgeholder deems proper, without notice to or further assents from the Pledgor, and all without affecting this Pledge Agreement or the obligations of the Pledgor hereunder, which shall continue in full force and effect until the Obligations and all obligations of the Pledgor hereunder shall have been fully paid and performed.

12.  Notice of Acceptance.  Pledgor hereby waives notice of acceptance of this Pledge Agreement, presentment and demand for payment, notice of dishonor, protest and notice of protest or non-compliance with the terms and provisions of the Note, the Loan Agreement and/or any Other Document.  No act or omission of any kind in the premises shall in any way affect or impair this Pledge Agreement.

13.  Marshalling of Assets.  Pledgor hereby waives any right or claim of right to cause a marshalling of the Borrower's assets or to cause Pledgeholder to proceed against any of the security held by the Pledgeholder before proceeding against any Pledgor, or to proceed against any Pledgor in any particular order, and Pledgor hereby waives any requirement that Pledgeholder shall institute any action or proceedings at law or in equity against Borrower, or anyone else, with respect to the Note, the Loan Agreement and/or any Other Document or with respect to any other security held by Pledgeholder, as a condition precedent to bringing an action against the Pledgor upon this Pledge Agreement.

14.  Subordination and Subrogation.  Subject to the terms and conditions of the Loan Agreement and the Other Documents (including but not limited to Section 7.5 of the Loan Agreement), in the event any Borrower or any successor thereto subsequent shall hereafter become indebted to the Pledgor, the amount of each sum and of such indebtedness shall at all times be subordinate as to lien, time of payment, and in all other respects, to the amounts owing to the Pledgeholder under the Note, the Loan Agreement and/or any Other Document, and Pledgor shall not be entitled to enforce or receive payment thereof until all Obligations have been paid. Nothing herein contained is intended or shall be construed to give to Pledgor any right of subrogation in or under the Note, the Loan Agreement and/or any Other Document or any right to participate in any way therein, or in the right, title or interest of Pledgeholder in any collateral, notwithstanding any payments made by Pledgor under this Pledge Agreement, all rights of subrogation and participation being hereby expressly waived and released until all Obligations have been paid in full.

15.  No Waiver; Delay.  No delay on the part of the Pledgeholder in exercising any of its rights, powers or privileges or partial or single exercise thereof under this Pledge Agreement, the Loan Agreement and/or any Other Document shall operate as a waiver of any such privileges, powers or rights. No waiver of any of its rights hereunder, and no modification or amendment of this Pledge Agreement, shall be deemed to be made by Pledgeholder unless the same shall be in writing, duly signed on behalf of Pledgeholder by a duly authorized officer, and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Pledgeholder or the obligations of the Pledgor to Pledgeholder in any other respect at any other time.

16.  Definitions.  The terms used herein and not otherwise defined or modified herein shall have the meanings ascribed to them in the Loan Agreement.  The terms used herein and not otherwise defined or modified herein or defined in the Loan Agreement shall have the meanings ascribed to them by the Uniform Commercial Code as enacted in New York.

17.  Governing Law.  The Pledgor and Pledgeholder elect that the laws of New York shall govern the construction of this Pledge Agreement and the rights, remedies, warranties, representations, covenants, and provisions hereof without regard to the principles of conflict of laws other than Section 5-1401 of the New York General Obligations Law.

IN WITNESS WHEREOF, the parties have hereunto executed this Pledge Agreement the day and year first above mentioned.

ATTEST:		INTEGRATED BIOPHARMA, INC.

By:	/s/ Dina L. Masi	By:	/s/ E. Gerald Kay
Name: DINA L. MASI		Name: E. GERALD KAY
Title: Secretary		Title: President and Chief Executive Officer

PNC BANK, NATIONAL ASSOCIATION,
As Agent for Lenders

By:	/s/ Brian Conway
Name: BRIAN CONWAY
Title: Vice President

Schedule A

PLEDGED STOCK

Name of Company	Pledgor	Certificate No.	No. of Shares
			Voting Non-Voting
iBio, Inc.	Pledgor	2198	323,820	0
iBio, Inc.	Pledgor	2199	942,886	0